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                                                                    Exhibit 1(b)

                           LANDMARK TAX FREE RESERVES


                                    AMENDMENT
                             TO DECLARATION OF TRUST

     The undersigned, constituting a majority of the Trustees of Landmark Tax Free Reserves (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, pursuant to a Declaration of Trust dated June 21, 1985, as amended (the "Declaration"), do hereby amend Section 1.1 of the Declaration by deleting Section 1.1 in its entirety and replacing it with the following, effective on such date as any officer of the Trust may select by written notice to the Trust:


          Section 1.1 Name. The name of the trust created hereby is "CitiFunds Tax Free Reserves."


     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the 14th day of November, 1997.


Philip Coolidge                             C. Oscar Morong
-------------------------------             -------------------------------
PHILIP W. COOLIDGE                          C. OSCAR MORONG, JR.
As Trustee and Not Individually             As Trustee and Not Individually


E. Kirby Warren                             William S. Woods
-------------------------------             -------------------------------
E. KIRBY WARREN                             WILLIAM S. WOODS, JR.
As Trustee and Not Individually             As Trustee and Not Individually

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Philip W. Coolidge
President
Landmark Tax Free Reserves
c/o Signature Financial Group Inc.
6 St. James Avenue, 9th Floor
Boston, MA  02116


     I, Philip W. Coolidge, hereby certify that I am the duly elected, qualified and acting President of Landmark Tax Free Reserves, a Massachusetts business trust (the "Trust"), and, pursuant to authority granted by the Board of Trustees of the Trust at a meeting held on November 14, 1997, do hereby give notice that the Amendment to Declaration of Trust of the Trust, as executed by the Trustees of the Trust on November 14, 1997, shall become effective as of January 2, 1998.


     IN WITNESS WHEREOF, I have hereunto signed my name at Boston, Massachusetts this 15thday of December, 1997.


                                            Philip Cooldige
                                            -------------------------------
                                            Philip W. Coolidge, President